Exhibit 10.15

Date 26 June 2026

IMC RARE EARTHS LTD

ST. JAMES PLACE LIMITED

Warrant Instrument

(Second Warrant)

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THIS AGREEMENT is executed on 26 June 2026 (the Instrument) by:

IMC RARE EARTHS LTD, an exempted company incorporated under the laws of the Cayman Islands with company number 425983 whose registered address is 3rd Floor - Suite 5304, 18 Forum Lane, Camana Bay, Grand Cayman, KY1-1205, Grand Cayman, Cayman Islands (the “Company”); and

ST. JAMES PLACE LIMITED, an exempted company incorporated under the laws of Cayman Islands with company registration number #410975, and whose address is Suite 303, 90 Fort Street, Grand Cayman, Cayman Islands (the “Warrantholder”).

BACKGROUND

(A)	The Company and the Warrantholder are parties to a warrant instrument dated 1 December 2025, as amended by a First Amendment to Warrant Instrument dated as of 8 May 2026, a Second Amendment to Warrant Instrument dated as of 3 June 2026 and a Third Amendment to Warrant Instrument dated as of 26 June 2026 (as so amended, and as further amended from time to time, the “First Warrant Instrument”), constituting warrants to subscribe for Ordinary Shares (the “First Warrants”).

(B)	The Company wishes to grant the Warrantholder the Warrants (as defined below) to subscribe for Ordinary Shares (as defined below) on the terms set out in this Instrument. The Warrants constituted by this Instrument shall not become effective, and shall confer no rights whatsoever on the Warrantholder, unless and until a Change of Control occurs, and then only to the extent the First Warrants have not been exercised, all as more particularly set out in clause 3.

This Instrument witnesses as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The definitions and rules of interpretation set out in this clause apply to this Instrument:

“Affiliate”	means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by, or is under common control with, such person, where ‘control’ (including the terms “controlling,” “controlled by” and ‘under common control with’) has the meaning given to such term in Rule 144 under the Securities Act;

“Articles”	the articles of association of the Company in force from time to time;

“Auditors”	the auditors of the Company from time to time;

“Business Day”	any day (other than a Saturday or Sunday) on which banks in the Cayman Islands and New York are ordinarily open for business;

“Certificate”	in relation to a Warrant, a certificate in the form, or substantially in the form, set out in Schedule 1;

“Change of Control”	(i) the consummation of any direct or indirect sale, consolidation, merger, exchange, scheme of arrangement or any other business combination transaction immediately following which the holders or beneficial owners of the voting stock of the Company immediately prior to the consummation of such transaction do not hold or beneficially own after the same more than fifty percent (50%) of the combined voting power of the outstanding voting stock of the Company or the entity resulting from such transaction, including an entity that as a result of such transaction directly or indirectly owns the Company or all or substantially all of the assets of the Company and its subsidiaries; (ii) the sale, exchange, conveyance, license, transfer or other disposition, in a single transaction or in a related series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person or entity which is not, immediately after giving effect thereto, an affiliate of the Company; or (iii) a liquidation or dissolution of the Company;

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“Directors”	the directors of the Company from time to time;

“Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“First Warrant Instrument”	has the meaning given to it in the Background to this Instrument;

“First Warrants”	has the meaning given to it in the Background to this Instrument;

“IPO”	the first to occur of (i) the initial underwritten public offering of the Ordinary Shares (or of securities representing the Ordinary Shares, including depositary shares or depositary receipts) pursuant to an effective registration statement under the Securities Act, and (ii) the listing and admission to trading of the Ordinary Shares (or securities representing the Ordinary Shares) on a national securities exchange, in each case whether effected directly or by means of a direct listing or a merger, amalgamation, share exchange or other business combination with or into a special purpose acquisition company or other publicly traded entity;

“Law”	the Companies Act (As Revised) of the Cayman Islands;

“Listing”	admission to listing (if applicable) and trading of the shares of the Company on a recognised stock exchange, and the terms “List” and “Listed” shall be construed accordingly;

“Maturity Date”	1 December 2028;

“Notice of Exercise”	in relation to a Warrant, the duly completed notice of exercise as contained in the Certificate for such Warrant;

“Ordinary Shares”	ordinary shares of US$0.0001 par value each of the Company conferring voting rights to the registered holders thereof;

“Register”	the register of holders of Warrants to be maintained in accordance with clause 8;

“Securities Act”	the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Share Register”	the register of members of the Company;

“Subscription Price”	means an aggregate amount of US$1 for the exercise in full of all Warrants constituted by this Instrument (and, in the case of a partial exercise, a pro rata portion of such aggregate amount), such Subscription Price reflecting the nominal consideration payable on exercise of the Warrants;

“Warrants”	the warrants to subscribe to Ordinary Shares constituted by this Instrument (and each a “Warrant”), also referred to as the Second Warrants.

1.2	In this Instrument, headings are for convenience only and shall not affect its interpretation.

1.3	References to clauses, paragraphs and Schedules are to be construed as references to the clauses of, Schedules to and paragraphs of Schedules to this Instrument.

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1.4	References to any agreement, deed or document (including, without limitation, this Instrument) shall include any amendment or supplement to, or amendment and restatement, replacement or novation of, such agreement, deed or document, but disregarding any amendment, supplement, amendment and restatement, replacement or novation made in breach of this Instrument.

1.5	Words denoting the singular number shall include the plural and vice versa.

1.6	References to persons shall include individuals, corporations (where incorporated), unincorporated associations (including partnerships), trusts, any form of governmental body, agency or authority and any other organisation of any nature.

1.7	References to any statute or statutory provision shall include references to such statute or statutory provision as in force at the date of this Instrument and as subsequently re-enacted, amended or consolidated.

1.8	The Schedules form part of this Instrument and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Instrument.

2.	CONSTITUTION AND FORM OF WARRANTS AND CERTIFICATES

2.1	The Company hereby creates and constitutes Warrants on the terms and subject to the conditions of this Instrument.

2.2	The Warrants shall be in registered form.

2.3	The Warrants shall be freely transferable by Warrantholder, subject to the provisions of Schedule 2.

2.4	The Warrants are issued subject to the memorandum of association of the Company, the Articles and otherwise on the terms of this Instrument which are binding upon the Company and each Warrantholder and all persons claiming through them.

2.5	This Instrument (as a binding deed) shall take effect from the date hereof; provided that the Warrants shall not become effective, and shall confer no rights on the Warrantholder, unless and until they become effective in accordance with clause 3.1, and the Warrants shall become exercisable only as, and to the extent, set out in clause 3. This Instrument shall terminate upon the earliest to occur of (a) the exercise of the Warrants in full, (b) the Warrants becoming void in full pursuant to clause 3.2, and (c) the close of business on the Maturity Date without a Change of Control having occurred.

3.	EXERCISE OF WARRANTS

3.1	Effectiveness; conditions to exercise. Notwithstanding anything to the contrary in this Instrument, the Warrants shall not become effective, and shall confer no rights whatsoever on the Warrantholder (including any right to subscribe for, acquire, vote or receive any Ordinary Shares), unless and until a Change of Control occurs on or before the Maturity Date. Upon such Change of Control, the Warrants (other than any portion that has become void pursuant to clause 3.2) shall become effective and exercisable, and may be exercised by the Warrantholder in connection with, and conditional upon, and with effect immediately prior to, the consummation of such Change of Control, in each case only to the extent the First Warrants have not been exercised. Any purported exercise of the Warrants other than in accordance with this clause 3.1 shall be null and void ab initio and of no force or effect.

3.2	Proportional voidance on exercise of First Warrants. The Warrants and the First Warrants are mutually exclusive in the aggregate. If and to the extent the First Warrants are exercised (whether in whole or in part) at any time, a corresponding proportion of the Warrants constituted by this Instrument shall automatically and immediately become void and incapable of exercise, such that the number of Warrants that remain capable of becoming effective and being exercised under this Instrument shall be reduced by a number bearing the same proportion to the total number of Warrants as the number of First Warrants so exercised bears to the total number of First Warrants then constituted by the First Warrant Instrument (in each case as adjusted from time to time). If the First Warrants are exercised in full, all of the Warrants constituted by this Instrument shall become void and this Instrument shall terminate. For the avoidance of doubt, only the proportion (if any) of the Warrants not so voided may become effective and be exercised under this Instrument, and in no event shall the First Warrants and the Warrants together result in the issue of Ordinary Shares exceeding the number that would be issued upon the exercise in full of either the First Warrants or the Warrants alone.

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3.3	No beneficial ownership prior to effectiveness. For the avoidance of doubt, prior to the Warrants becoming effective upon a Change of Control in accordance with clause 3.1, the Warrants confer no right to acquire, subscribe for, vote or dispose of any Ordinary Shares, and neither the Warrants nor this Instrument shall constitute, confer, or be deemed to result in, beneficial ownership of any Ordinary Shares by the Warrantholder or any of its Affiliates (including for the purposes of Section 13(d) of the Exchange Act and Rule 144 under the Securities Act). Accordingly, the Warrantholder shall not, by reason of holding the Warrants prior to such effectiveness, be or become an Affiliate of the Company.

3.4	The Warrants, if all exercised, will be converted into such number of Ordinary Shares representing fifteen percent (15%) of the fully diluted Ordinary Shares of the Company outstanding immediately prior to the exercise of the Warrants. Any partial exercise shall be effected on a pro rata basis.

3.5	A Warrantholder shall be entitled to exercise all or any part of its holding of Warrants and, if a Warrantholder exercises part only of its holding of Warrants, the Warrantholder shall be entitled to exercise the balance of its holding of Warrants on any one or more occasions and in any one or more parts as the Warrantholder determines in its discretion PROVIDED THAT any exercise of Warrants shall be a minimum of 10 Warrants or more.

3.6	In order to exercise the whole or any part of its holding of Warrants, the Warrantholder must deliver to the Company a Notice of Exercise together with the remittance in cleared funds, within 10 Business Days, of an amount equal to the applicable portion of the Subscription Price in respect of the Warrants which are being exercised.

3.7	Once delivered to the Company in accordance with clause 11, a Notice of Exercise shall (save with the consent of the Company) be irrevocable.

3.8	The issue of Ordinary Shares pursuant to the exercise of Warrants shall be made by way of crediting such aggregate number of Ordinary Shares to the Warrantholder’s stock account if the Company has completed a Listing (provided that a stock account with the details provided by the Warrantholder has been opened and remains open), or via paper certificate if the Company has not completed a Listing.

3.9	If only part of a Warrantholder’s holding of Warrants is exercised, a Certificate for the outstanding balance of Warrants that have not been exercised shall be despatched to the Warrantholder referred to in the relevant Notice of Exercise by no later than five Business Days after such Notice of Exercise was delivered to the Company in accordance with clause 11.

3.10	Ordinary Shares allotted pursuant to the exercise of Warrants shall be entitled to all dividends and distributions paid on any date or by reference to any date on or after the date on which the Notice of Exercise was delivered to the Company in accordance with clause 11 and shall otherwise rank pari passu in all respects from the date of their allotment with the Ordinary Shares of the Company then in issue.

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3.11	Warrants shall be deemed to be exercised on the day upon which the Warrantholder gives to the Company a Notice of Exercise in accordance with clause 11.

3.12	Orderly Disposition. The Warrantholder covenants and agrees that, from and after any Listing, any sale, transfer or other disposition by the Warrantholder of Ordinary Shares issued to the Warrantholder upon exercise of the Warrants shall be effected in an orderly manner through ordinary brokerage transactions on the open market, and the Warrantholder shall not engage in any sale or disposition of Ordinary Shares that is designed to, or would reasonably be expected to, cause a disorderly market in, or a material decline in the trading price of, the Ordinary Shares; provided that nothing in this clause 3.12 shall prohibit or restrict (a) any block trades or similar dispositions, (b) any transfer to an Affiliate of the Warrantholder that agrees in writing to be bound by the provisions of this clause 3.12, (c) any sale or tender of Ordinary Shares pursuant to a bona fide tender offer, merger, amalgamation, scheme of arrangement or similar transaction approved or recommended by the board of directors of the Company, or (d) any bona fide pledge of Ordinary Shares to a financial institution as security for indebtedness.

4.	ADJUSTMENT OF SUBSCRIPTION RIGHTS

4.1	Upon the occurrence of a sub-division, bonus issuance or consolidation of the shares of the Company (each an “Adjustment Event”) after the date on which any Warrants are granted, the number of Ordinary Shares which are the subject of the Warrants and the Subscription Price payable on the exercise of Warrants shall be adjusted either in such manner as the Company and the Warrantholder agrees in writing is appropriate or, failing agreement, in such manner as the Auditors shall certify is appropriate.

4.2	For the purposes of this clause 4, an adjustment to the Warrants and the Subscription Price shall be “appropriate” if, as a consequence of the adjustment, Warrantholder enjoys the same economic effect on the exercise of their Warrants as if the relevant Adjustment Event had not occurred or arisen. The Company and the Warrantholder shall endeavour to agree any adjustment pursuant to this clause 4 within 10 Business Days of the Adjustment Event, failing which the adjustment shall be certified by the Auditors and the Company shall give notice of the adjustment (as certified by the Auditors) to the Warrantholder within 30 Business Days of the relevant Adjustment Event together with a new Certificate in respect of any additional Warrants to which Warrantholder is entitled in consequence of such adjustment. Any such additional Warrants shall confer the same rights and restrictions as are attached to the Warrants which are in issue at the date of the Adjustment Event (subject to any adjustment to the Subscription Price which is made pursuant to this clause 4).

4.3	No exercise of Warrants shall result in the issue of a fraction of an Ordinary Share. Any fractional entitlements to Ordinary Shares arising as a result of an adjustment in accordance with this clause 4 shall be rounded down to the nearest whole Ordinary Share.

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5.	WINDING UP OF THE COMPANY

5.1	If, at any time when any Warrants are exercisable, an order is made or an effective resolution is passed for the winding up or dissolution of the Company or if any other dissolution of the Company by operation of law is to be effected then, subject always to clause 3 (and, for the avoidance of doubt, only to the extent the Warrants have become exercisable in accordance with clause 3.1):

(a)	if such winding up or dissolution is for the purpose of a reconstruction or amalgamation pursuant to a scheme of arrangement to which the Warrantholder has consented in writing, the terms of such scheme of arrangement will be binding on the Warrantholder; or

(b)	in any other case, the Company shall forthwith notify the Warrantholder stating that such an order has been made or resolution has been passed or other dissolution is to be effected and the Warrantholder shall be entitled at any time within one month after the date such notice is published to elect by notice in writing to the Company to be treated as if it had, immediately before the date of the making of the order or passing of the resolution or other dissolution, exercised all of its Warrants and it shall be entitled to receive out of the assets which would otherwise be available in the liquidation to the holders of Ordinary Shares, such a sum, if any, as it would have received had it been the holder of and paid for the Ordinary Shares to which it would have become entitled by virtue of such exercise, after deducting from such sum an amount equal to the amount which would have been payable by it in respect of such Ordinary Shares if it had exercised all its Warrants, but nothing contained in this Clause shall have the effect of requiring the Warrantholder to make any actual payment to the Company.

5.2	Subject to compliance with Clause 5.1, the Warrants shall lapse on the liquidation or winding up of the Company.

6.	UNDERTAKINGS

Unless otherwise authorised in writing by the Warrantholder holding the majority of the outstanding Warrants from time to time:

6.1	the Company shall have on the date of grant of the Warrants and shall maintain (including the date of exercise of the Warrants) all necessary authorisations and capacity (or take any necessary action to have the capacity) pursuant to the Law to enable it to lawfully and fully perform its obligations under this Instrument to allot and issue Ordinary Shares upon the exercise of all Warrants issued (including having sufficient number of authorised but unissued Ordinary Shares for issuance of Ordinary Shares) and remaining exercisable from time to time;

6.2	if at any time an offer is made to all holders of Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire the whole or any part of the Ordinary Share capital of the Company, the Company will as soon as possible give notice of such offer to the Warrantholder and use its best endeavours to procure that a full and adequate opportunity is given to the Warrantholder to exercise the Warrants (to the extent they have become exercisable in accordance with clause 3) and source funding for such exercise, and that a like offer, being one pari passu with the best terms offered to holders of Ordinary Shares, is extended in respect of any Ordinary Shares issued upon exercise of the Warrants; the publication of a scheme of arrangement providing for the acquisition by any person of the whole or any part of the Ordinary Share capital of the Company shall be deemed to be the making of an offer for the purposes of this clause 6.2 and references herein to such an offer shall be read and construed accordingly;

6.3	If at any time an offer or invitation is made by the Company to the holders of Ordinary Shares for the purchase by the Company of any of the Ordinary Shares, the Company shall simultaneously give notice thereof to the Warrantholder who shall be entitled (to the extent the Warrants have become exercisable in accordance with clause 3) at any time while such offer or invitation is open for acceptance, to exercise their Warrants on the terms (subject to any adjustments pursuant to clause 4 above) on which the same could have been exercised if they had been exercisable and had been exercised on the day immediately preceding the record date for such offer or invitation;

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6.4	Change of Control notice. The Company shall, as soon as reasonably practicable upon becoming aware of any proposed or prospective Change of Control, give notice thereof to the Warrantholder and use its best endeavours to procure that a full and adequate opportunity is given to the Warrantholder to exercise the Warrants in connection with, and conditional upon and with effect immediately prior to, the consummation of such Change of Control, all in accordance with clause 3; and

6.5	Mutual exclusivity. Notwithstanding anything to the contrary in this Instrument or the First Warrant Instrument, the First Warrants and the Warrants constituted by this Instrument are mutually exclusive in the aggregate. If and to the extent the First Warrants are exercised (whether in whole or in part), a corresponding proportion of the Warrants constituted by this Instrument shall automatically become void in accordance with clause 3.2, and only the proportion (if any) of the Warrants not so voided may become effective and be exercised. In no event shall the First Warrants and the Warrants together result in the issue of Ordinary Shares exceeding the number that would be issued upon the exercise in full of either alone.

7.	MODIFICATION OF RIGHTS

All or any of the rights for the time being attached to the Warrants may from time to time (whether or not the Company is being wound up) be altered or abrogated with the approval of the Company and with the prior written consent of the Warrantholder.

8.	REGISTER

8.1	The Company shall maintain a Register setting out the number of Warrants in issue from time to time and the persons entitled to them.

8.2	The registered holder of a Warrant shall be treated as its absolute owner for all purposes notwithstanding any notice of ownership or notice of previous loss or theft or of trust or other interest therein (except as ordered by a court of competent jurisdiction or required by law). The Company shall not (except as stated above) be bound to recognise any other claim or interest in any Warrant.

8.3	There shall be entered in the Register the following:

(a)	the names, addresses, phone and email address of the holder(s) for the time being of the Warrants (provided that the Company shall not be obliged to register more than four joint-holders in respect of any Warrant);

(b)	the amount of the Warrants held by every registered holder and the Subscription Price; and

(c)	the date at which the name of every such registered holder is entered in respect of the Warrants standing in his name.

8.4	Any change of name or address or phone number or email address on the part of any Warrantholder shall forthwith be notified to the Company in accordance with clause 11 and the Company shall cause the Register to be altered accordingly. The Warrantholder, and any person authorised by any such holder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same or any part thereof.

9.	REPLACEMENT OF CERTIFICATES

If a Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced at the registered office of the Company for the time and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated, defaced or expired from partial exercise Certificates must be surrendered before replacements will be issued.

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10.	PURCHASE

10.1	The Company may at any time purchase Warrants either by tender (available to all Warrantholder alike or by private treaty, in each case), at any price that is accepted and/or agreed by Warrantholder.

10.2	All Warrants purchased pursuant to clause 10.1 shall be cancelled forthwith and may not be reissued or sold.

11.	NOTICES

11.1	Any notice, consent, request, approval or other communication (a “Notice”) to be given or made under this Instrument shall be in writing or email and signed by or on behalf of the person giving it and shall be irrevocable without the written consent of the person or persons on whom it is served.

11.2	Any Notice may only be served:

(a)	personally by giving it either to an individual or to any director or the secretary of any company which is the person to be served; or

(b)	by email to the Company; or

(c)	by leaving it at, or sending it by pre-paid first class post (or by pre-paid first class airmail if from one country to another country) to the registered office of the Company for the time being (if the Company is to be served) and to the relevant address contained in the Register (if a Warrantholder is to be served).

11.3	A Notice shall be deemed to be served as follows:

(a)	in the case of personal service, at the time of such service;

(b)	in the case of leaving the Notice at the relevant address, at the time of leaving it there;

(c)	in the case of email, at the time of delivery;

(d)	in the case of service by post, on the second Business Day (or the fourth Business Day if sent by airmail) following the day on which it was posted and in proving such service it shall be sufficient to prove that the Notice was properly addressed, stamped and posted.

11.4	In the case of joint registered holders of any Warrants, a notice given to the Warrantholder whose name stands first in the Register in respect of such Warrants shall be sufficient notice to all joint holders.

11.5	In the case of a notice or communication to the Company, it shall be marked for the attention of the Directors.

12.	AVAILABILITY OF INSTRUMENT

The Warrantholder shall be entitled to inspect a copy of this Instrument at the principal business office of the Company at Smart-Space Fintech 2, Room 3, Unit 401-404, Core C, Cyberport, Telegraph Bay, Hong Kong during normal business hours (Saturdays, Sundays and public holidays excepted) and shall be entitled to receive a copy of this Instrument against payment of such reasonable copying and postage charges as the Directors may reasonably request.

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13.	AUDITORS

Any determination made by the Auditors pursuant to the provisions of this Instrument shall be made by them as experts and not as arbitrators and any such determination or adjustment made by them shall (in the absence of manifest error) be final and binding upon the Company and the Warrantholder.

14.	GOVERNING LAW

The provisions of this Instrument and the Warrants shall be subject to and governed by the laws of the State of New York.

15.	ARBITRATION

By the granting and acceptance of the Warrants, the Company and each Warrantholder irrevocably agrees that:

15.1	any dispute, controversy, difference or claim arising out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by a tribunal under the Rules of Arbitration of the International Chamber of Commerce in force when the notice of arbitration is submitted;

15.2	the law of this clause 15 (Arbitration) shall be the law of the State of New York;

15.3	the seat of arbitration shall be New York, the USA;

15.4	the number of arbitrators shall be three;

15.5	the arbitration proceedings shall be conducted in English; and

15.6	they do not intend to deprive any competent court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings, or the recognition and/or enforcement of any award. Any interim or provisional relief ordered by any competent court may subsequently be vacated, continued or modified by the arbitral tribunal on the application of the Company or the relevant Warrantholder.

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SCHEDULE 1

Form of Certificate

Certificate No. 1

IMC RARE EARTHS LTD

(Incorporated in the Cayman Islands with registration number 425983)

WARRANT TO SUBSCRIBE FOR ORDINARY SHARES (SECOND WARRANT)

THIS IS TO CERTIFY that the Warrantholder named below is the registered holder of the right to subscribe in cash for Ordinary Shares at a price equal to the Subscription Price subject to the memorandum and articles of association of the Company and otherwise on the terms and conditions set out in the Instrument dated 26 June 2026. The Warrants represented by this Certificate shall not become effective, and shall confer no rights on the Warrantholder, unless and until a Change of Control occurs, and shall then become effective and exercisable only to the extent the First Warrants have not been exercised; if and to the extent the First Warrants are exercised, a corresponding proportion of these Warrants shall automatically become void, all as set out in the Instrument. Prior to becoming effective upon a Change of Control, these Warrants do not constitute beneficial ownership of any Ordinary Shares. Words and expressions used in this Certificate and Notice of Exercise shall have the same meanings as in the Instrument.

Name(s) of holder: St. James Place Limited

Number of Ordinary Shares (if exercise the Warrants in full): such number of Ordinary Shares representing fifteen percent (15%) of the fully diluted Ordinary Shares of the Company outstanding immediately following the Company’s Initial Public Offering. This will be pro rata if only a partial exercise.

Subscription Price: US$1.00 in aggregate (nominal) for the exercise in full of all Warrants (pro rata on partial exercise)

Number of Warrants: 5,000,000

IN WITNESS of which this certificate is executed as a Deed on 26 June 2026

EXECUTED and DELIVERED as a DEED by IMC RARE EARTHS LTD acting by FRANCESCO SCOLARO, who, in accordance with the laws of the Cayman Islands, is acting under the authority of the Company

___________________________________________	Director

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SCHEDULE TO THE CERTIFICATE

NOTICE OF EXERCISE

To:

The Board of Directors

IMC RARE EARTHS LTD

Cayman Islands

We hereby exercise our subscription rights conferred by [    ] [INSERT NUMBER OF WARRANTS WHICH ARE TO BE EXERCISED (IN AMOUNTS OF 10 OR MORE)] Warrants held by us entitling us to subscribe for [    ] [INSERT AGGREGATE NUMBER OF ORDINARY SHARES TO BE SUBSCRIBED AS A CONSEQUENCE OF EXERCISE OF WARRANTS] Ordinary Shares. The aggregate Subscription Price payable on the exercise of such Warrants is [    ] [INSERT AGGREGATE PRICE PAYABLE ON EXERCISE OF WARRANTS]. We confirm that a Change of Control has occurred (or is to be consummated immediately following this exercise) and that the First Warrants have not been exercised.

Signed

Full Name

Address

Date

We hereby direct you to allot the Ordinary Shares to be issued pursuant hereto to us and authorise and request the entry of our name(s) in the Share Register. We agree that the said Ordinary Shares are allotted and issued subject to the memorandum and articles of association of the Company.

Signed

Full Name

Address

Date

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SCHEDULE 2

Transfer of Warrants

The Warrants are transferable only in accordance with clause 2.4 and, subject thereto, with the following provisions:

1	Warrants shall be transferable by instrument in writing in the usual common form (or in such other form as the directors of the Company may approve). A Warrantholder’s holding of Warrants may be transferred in whole or in part in accordance with this Schedule 2.

2	Every instrument of transfer must be duly signed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of the Warrants to be transferred until the transferee’s name is entered in the Register.

3	Every instrument of transfer must be delivered to the Company at its registered office for the time being for registration by the Company accompanied by the Certificate(s) for the Warrants to be transferred. All instruments of transfer which are registered shall be retained by the Company. No transfer shall be registered of Warrants in respect of which a Notice of Exercise has been given.

4	No fee shall be charged for the registration of any transfer of Warrants or for making any entry in the Register.

5	Upon delivery to the Company of an instrument of transfer in accordance with Paragraph 3 above, the Company shall without delay register in the Register both the transfer and the transferee as the holder of the relevant Warrants and shall send (without charge) to:

(a)	the transferee a Certificate in respect of the Warrants transferred to it; and

(b)	if the transferor has transferred part only of his holding of Warrants, to the transferor a new Certificate in respect of the balance of its holding of Warrants which it has not transferred.

6	Linked Transfers. Notwithstanding any other provision of this Schedule 2 or this Instrument:

(a)	the Warrants constituted by this Instrument may not be sold, transferred, assigned, charged or otherwise disposed of separately from, or otherwise than simultaneously and together with, a corresponding proportion of the First Warrants then held by the transferor, such that immediately following any such transfer each of the transferor and the transferee holds the same proportion of the outstanding Warrants constituted by this Instrument as it holds of the outstanding First Warrants;

(b)	no transfer of Warrants shall be registered, and the Company shall not be obliged to register any such transfer, unless and until the transferee has executed and delivered to the Company a written undertaking, in form and substance reasonably satisfactory to the Company, agreeing to be bound by (i) the mutual exclusivity provisions set out in clauses 3.2 and 6.5 of this Instrument and clause 6.5 of the First Warrant Instrument, and (ii) the transfer restrictions set out in this Paragraph 6; and

(c)	the provisions of this Paragraph 6 shall be binding on, and enforceable against, each holder of Warrants from time to time and all of their respective successors, assigns and transferees, and any purported transfer in breach of this Paragraph 6 shall be void and of no effect and shall not be registered.

IMC Rare Earths Ltd – SJP Second Warrant Instrument – 26 June 2026

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SCHEDULE 3

Warrantholder

Name and address of Warrantholder	Number of Warrants
ST. JAMES PLACE LIMITED Suite 303, 90 Fort Street, Grand Cayman, Cayman Islands	5,000,000

IMC Rare Earths Ltd – SJP Second Warrant Instrument – 26 June 2026

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IN WITNESS whereof this Instrument has been duly executed as a deed by the Company and the Warrantholder the day and year first above written.

EXECUTED and DELIVERED as a DEED by IMC RARE EARTHS LTD acting by FRANCESCO SCOLARO who, in accordance with the laws of the Cayman Islands, is acting under the authority of the Company

/s/ Francesco Scolaro
FRANCESCO SCOLARO
DIRECTOR

EXECUTED and DELIVERED as a DEED by ST. JAMES PLACE LIMITED acting by SARAH HENDERSON who, in accordance with the laws of the Cayman Islands is acting under the authority of the Warrantholder

/s/ Sarah Henderson
SARAH HENDERSON
DIRECTOR

IMC Rare Earths Ltd – SJP Second Warrant Instrument – 26 June 2026